Exhibit 99.1
LIFECORE BIOMEDICAL REPORTS RECORD RESULTS FOR
FOURTH QUARTER and FULL YEAR ENDED JUNE 30, 2005
Company Records Tax Benefit and Will Report
Net Income Going Forward As If Fully Taxed
CHASKA, MN. – August 10, 2005 – LIFECORE BIOMEDICAL, INC. (NASDAQ: LCBM) today reported record net sales of $14.8 million in the fourth quarter ended June 30, 2005, an increase of 14 percent over net sales of $13.0 million in the fourth quarter of fiscal year 2004. Favorable foreign currency translation comparisons increased quarterly sales by $99,000.
Fiscal fourth quarter GAAP net income, including a non-recurring tax benefit, was $11,744,000, or $.87 per diluted share. This quarter was significantly impacted by the release of the deferred tax valuation allowance in the amount of $11,922,000. The fourth quarter includes income tax expense of $751,000 and additional income tax expense for the first three quarters of $1,717,000, both recorded at the annual effective rate of 33.3%. Excluding the effect of these tax adjustments, pro-forma fiscal fourth quarter net income was $2,290,000, or $.17 per diluted share, representing an increase of 129% compared to year ago GAAP net income of $1,002,000 (effective tax rate of 14.3%), or $.08 per diluted share. (See Disclosure of Pro-Forma Information and Reconciliation of GAAP Net Income to Pro-Forma Net Income Information later in this press release.)
For its fiscal year ended June 30, 2005, Lifecore had record net sales of $55.2 million, an increase of 17% over the $47.0 million in sales reported in fiscal year 2004. Favorable foreign currency translation comparisons increased sales for the year by $505,000.
Fiscal 2005 GAAP net income, including the previously mentioned non-recurring tax benefit, was $17,511,000, or $1.31 per diluted share. Pro-forma fiscal 2005 net income, excluding the one time tax benefit and the above mentioned tax adjustments, was $8,057,000, or $.60 per diluted share, compared to fiscal 2004 GAAP net income of $707,000, or $.05 per diluted share. (See Disclosure of Pro-Forma Information and Reconciliation of GAAP Net Income to Pro-Forma Net Income Information later in this press release.)
Dennis J. Allingham, President and CEO, commented, “I congratulate our employees on a strong finish to a record year. We began the year with the intent to grow the business double-digit and to leverage operations for enhanced profitability. We are obviously pleased with the fact that we did just that...at record levels.”
The Company’s continued improvement in financial performance was evidenced by another increase in its cash and cash equivalents balance, which reached $18.5 million at June 30, 2005 compared to $8.6 million at June 30, 2004.
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Hyaluronan Division
Net sales from the Hyaluronan Division for the fourth quarter were $4.3 million, an increase of 4% from the $4.1 million reported in the same quarter last year. Net sales for the fiscal year were a record $18.5 million compared to $15.7 million a year ago, an increase of $2.8 million or 18%. Growth in both the quarter and the fiscal year resulted from higher sales to ophthalmic and orthopedic customers offset partially by lower sales to veterinary customers.
The Hyaluronan Division reported operating income of $293,000 for the fourth quarter compared to an operating income of $490,000 in the fourth quarter of fiscal year 2004. Record operating income of $3.5 million was reported for fiscal year 2005 compared to an operating loss of $379,000 in fiscal year 2004. Included in the fiscal year 2004 results are one-time restructuring charges of $523,000.
Oral Restorative Division
The Oral Restorative Division posted its eighth consecutive quarter of double-digit sales growth. Net sales for the fourth quarter were a record $10.5 million, an increase of 18% from the $8.9 million recorded in the fourth quarter last year. Net sales for fiscal year 2005 were a record $36.7 million compared to $31.3 million in fiscal year 2004, an increase of 17% attributed to higher domestic and international sales. Favorable foreign currency translation comparisons increased sales by $99,000 and $505,000 for the quarterly and annual periods, respectively.
The Oral Restorative Division reported operating income of $1,818,000 for the fourth quarter compared to operating income of $698,000 in the fourth quarter of fiscal year 2004. Record operating income of $4.6 million was reported for the fiscal year compared to operating income of $1.1 million in fiscal year 2004. Included in the quarterly and annual results for the periods ended June 30, 2004 are one-time restructuring charges of $196,000 and $613,000, respectively.
Outlook
The Company expects fiscal year 2006 sales to increase 10 to 12 percent over fiscal year 2005 sales. Growth will be driven primarily by the Oral Restorative Division in the next fiscal year. Although the growth of the Hyaluronan Division will be limited in the first half of fiscal 2006, an acceleration is expected during calendar 2006 due to new customer contracts executed in fiscal year 2005 and the extension of existing customer contracts. The Company expects further improvement in profitability in fiscal 2006 with pretax income expected to increase 14 to 21 percent over fiscal 2005 pretax income. The Company expects fiscal 2006 earnings per diluted share of $.46 to $.49, reported as if fully taxed at a rate of 34%. The Company also noted that fiscal year 2006 guidance reflects the impact of expensing stock option grants, approximately $500,000, pursuant to FASB 123(R), effective July 1, 2005.
The Company expects sales of $12.6 to $13.0 million in the first quarter of fiscal year 2006 with earnings per diluted share of $.04 to $.06. The first quarter comparisons will be impacted by the aforementioned hyaluronan customer contracts and also seasonality associated with the Company’s oral restorative business.
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Mr. Allingham added, “Growth in fiscal 2006 will be derived primarily in the second half of the fiscal year fueled by new product introductions in the oral restorative business, while expenses are expected to be higher in the first half of the fiscal year to support the new product launches. The hyaluronan business expects its growth in fiscal 2006 to be derived primarily from recent partnerships, with minimal growth from established partnerships.”
Disclosure of Pro-Forma Information
Lifecore reports its financial results in accordance with generally accepted accounting principles (“GAAP”) and additionally on a non-GAAP basis referred to as pro-forma. These pro-forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Lifecore uses the pro-forma financial measures to evaluate and manage the Company’s operations. Lifecore is providing this information to investors and analysts to facilitate performance of additional financial analysis, because it is consistent with financial models and estimates published by securities analysts, and because Lifecore’s management also evaluates the Company’s performance on this basis. See the discussion below and the attached reconciliation of GAAP net income to pro-forma net income information for an explanation and quantification of amounts excluded from pro-forma basis results.
Reconciliation of GAAP Net Income to Pro-Forma Net Income Information
As a result of the Company’s profitability and outlook for future periods, the Company has concluded that it is likely to have sufficient taxable income in future periods to utilize its net operating loss (“NOL”) carry forwards. Prior to this quarter, these tax assets were reserved on the Company’s balance sheet in the form of a deferred tax valuation allowance. In accordance with GAAP, the Company has released $12.6 million of this valuation reserve of which $11.9 million, has been included in the Company’s fiscal fourth quarter and fiscal 2005 net income. The remaining $700,000 of the valuation allowance release, related to tax benefits associated with stock option exercises, was recorded as an increase in additional paid-in capital. Pro-forma fiscal 2005 fourth quarter and annual results assume a tax provision based upon alternative minimum taxes, state income taxes and foreign income taxes, which factors are consistent with fiscal 2004. Following the release of its valuation reserve, the Company will report its net income as if fully taxed. However, the Company will realize the cash benefit of these deferred assets through lower actual taxes paid in future periods until the tax carry forwards are exhausted.
Conference Call
As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss fourth quarter and year-end results. A live web cast of the call is available through the Company’s website at www.lifecore.com. After selecting the INVESTOR INFO tab, select CALENDAR OF EVENTS from the INVESTOR INFO & RESEARCH menu at the right side of the page and follow the instructions for participation. A replay of the web cast will be available shortly after completion of the call. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen.
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The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).
The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.
Safe-Harbor Statement
Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the timing of orders from customers, continued market acceptance of the Company’s products, timing of regulatory approvals, success of new product development efforts, the likelihood and timing of the return of the Company’s adhesion prevention product to the market, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2004, and other, more recent filings. Actual results may differ materially from anticipated results.
About Lifecore Biomedical
Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.
News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.
Contact:
Dennis J. Allingham, President and CEO, 952-368-4300
David M. Noel, Vice President of Finance and CFO, 952-368-4300
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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30,				June 30,
	2005		2004		2005		2004
Net sales	$14,799,000		$12,994,000		$55,221,000		$47,036,000
Cost of goods sold	6,123,000		5,266,000		21,913,000		20,483,000

Gross profit	8,676,000		7,728,000		33,308,000		26,553,000

Operating expenses
Research and development	958,000		983,000		4,212,000		4,519,000
Marketing and sales	4,138,000		3,753,000		14,851,000		13,782,000
General and administrative	1,469,000		1,608,000		6,175,000		6,372,000
Restructuring charges	—		196,000	(3)	—		1,136,000	(4)

	6,565,000		6,540,000		25,238,000		25,809,000

Operating income	2,111,000		1,188,000		8,070,000		744,000

Other income (expense)
Interest income	108,000		8,000		217,000		52,000
Interest expense	(59,000)		(160,000)		(280,000)		(642,000)
Bond retirement expense	—		—		(290,000)		—
Currency transaction gains (losses)	(21,000)		59,000		299,000		650,000
Other	117,000		74,000		366,000		70,000

	145,000		(19,000)		312,000		130,000

Income before income tax (benefit)	2,256,000		1,169,000	(3)	8,382,000		874,000	(4)

Income tax expense (benefit)	(9,488,000	)(1)	167,000		(9,129,000	)(2)	167,000

Net Income	$11,744,000	(1)	$1,002,000	(3)	$17,511,000	(2)	$707,000	(4)

Net income per share
Basic	$0.90	(1)	$0.08	(3)	$1.35	(2)	$0.05	(4)

Diluted	$0.87	(1)	$0.08	(3)	$1.31	(2)	$0.05	(4)

Weighted average shares outstanding
Basic	13,028,016		12,912,589		12,974,730		12,897,737

Diluted	13,544,347		12,971,547		13,344,642		12,957,726

(1)	-	Net income for the quarter was increased by a tax benefit resulting from the release of the valuation allowance of $11,922,000 or $.88 per diluted share and includes income tax expense of $751,000 applicable to fourth quarter operations and $1,717,000 to adjust tax expense for the first nine months to an annual effective rate of 33.3% compared to 14.3% in 2004.

(2)	-	Net income for the year was increased by a tax benefit resulting from the release of the valuation allowance of $11,922,000 or $.89 per diluted share and reported income tax expense was 33.3% compared to 19.1% in 2004.

(3)	-	Net income was reduced by restructuring charges of $196,000 or $.01 per share.

(4)	-	Net income was reduced by restructuring charges of $1,136,000 or $.09 per share.
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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	June 30,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,508,000	$8,553,000
Accounts receivable	10,171,000	8,626,000
Inventories	9,456,000	9,491,000
Deferred income taxes, net	4,190,000	—
Prepaid expense	780,000	705,000

Total current assets	43,105,000	27,375,000

PROPERTY, PLANT AND EQUIPMENT, NET	23,189,000	23,198,000

LONG-TERM INVENTORY	2,409,000	3,891,000
DEFERRED INCOME TAXES, NET	6,062,000	—
OTHER ASSETS	5,101,000	5,854,000

	$79,866,000	$60,318,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,916,000	$5,683,000
Long-term obligations	5,089,000	5,809,000
Shareholders’ equity	67,861,000	48,826,000

	$79,866,000	$60,318,000

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Lifecore Biomedical, Inc.
Reconciliation of GAAP Net Income to Pro-Forma Net Income Information
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Pro-forma 2005 net income without release of the	2005	2004	2005	2004
deferred tax valuation allowance:	Pro-Forma	As Reported	Pro-Forma	As Reported
Net income, as reported	$11,744,000	$1,002,000	$17,511,000	$707,000

Less: Tax benefit from release of Valuation Allowance	(11,922,000)		(11,922,000)

Add: Effect of deferred income taxes	2,468,000		2,468,000

2005 pro forma compared to reported net income for 2004	$2,290,000	$1,002,000	$8,057,000	$707,000

Pro forma net income per share
Basic	$0.18	$0.08	$0.62	$0.05

Diluted	$0.17	$0.08	$0.60	$0.05

Weighted average shares outstanding
Basic	13,028,016	12,912,589	12,974,730	12,897,737

Diluted	13,544,347	12,971,547	13,344,642	12,957,726

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Pro-forma 2005 net income if taxed at annual effective rate of 33.3%	Pro-Forma	As Reported	Pro-Forma	As Reported
Net income, as reported	$11,744,000	$1,002,000	$17,511,000	$707,000

Less: Tax benefit from release of Valuation Allowance	(11,922,000)		(11,922,000)

Add: Adjustment to tax expense for first nine months	1,717,000

2005 pro forma net income reported as if taxed at annual effective rate of 33.3% compared to reported net income for 2004	$1,539,000	$1,002,000	$5,589,000	$707,000

Pro forma net income per share
Basic	$0.12	$0.08	$0.43	$0.05

Diluted	$0.11	$0.08	$0.42	$0.05

Weighted average shares outstanding
Basic	13,028,016	12,912,589	12,974,730	12,897,737

Diluted	13,544,347	12,971,547	13,344,642	12,957,726

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended June 30,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2005	2004	2005	2004	2005	2004
Net sales	$4,315,000	$4,141,000	$10,484,000	$8,853,000	$14,799,000	$12,994,000
Cost of goods sold	2,633,000	2,196,000	3,490,000	3,070,000	6,123,000	5,266,000

Gross profit	1,682,000	1,945,000	6,994,000	5,783,000	8,676,000	7,728,000

Operating expenses
Research and development	622,000	712,000	336,000	271,000	958,000	983,000
Marketing and sales	137,000	112,000	4,001,000	3,641,000	4,138,000	3,753,000
General and administrative	630,000	631,000	839,000	977,000	1,469,000	1,608,000
Restructuring charges	—	—	—	196,000	—	196,000
	1,389,000	1,455,000	5,176,000	5,085,000	6,565,000	6,540,000

Operating income	$293,000	$490,000	$1,818,000	$698,000	$2,111,000	$1,188,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Twelve Months Ended June 30,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2005	2004	2005	2004	2005	2004
Net sales	$18,488,000	$15,719,000	$36,733,000	$31,317,000	$55,221,000	$47,036,000
Cost of goods sold	9,119,000	9,183,000	12,794,000	11,300,000	21,913,000	20,483,000

Gross profit	9,369,000	6,536,000	23,939,000	20,017,000	33,308,000	26,553,000

Operating expenses
Research and development	3,073,000	3,467,000	1,139,000	1,052,000	4,212,000	4,519,000
Marketing and sales	512,000	508,000	14,339,000	13,274,000	14,851,000	13,782,000
General and administrative	2,299,000	2,417,000	3,876,000	3,955,000	6,175,000	6,372,000
Restructuring charges	—	523,000	—	613,000	—	1,136,000
	5,884,000	6,915,000	19,354,000	18,894,000	25,238,000	25,809,000

Operating income (loss)	$3,485,000	$(379,000)	$4,585,000	$1,123,000	$8,070,000	$744,000

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